SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 24, 2003

Boston Properties, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-13087	04-2473675
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

111 Huntington Avenue Boston, Massachusetts 02199
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
(617) 236–3300

ITEM 5.     Other Events.

On November 24, 2003, Robert E. Burke, Executive Vice President and Chief Operating Officer of Boston Properties, Inc. (the “Company”), and a trust for which Mr. Burke acts as trustee, each established a pre-arranged trading plan designed to comply with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended.  Under the plans, Mr. Burke and the trust could collectively sell up to an aggregate of 183,523 shares of the Company’s common stock (including up to 175,000 shares issuable upon the exercise of options), subject to certain price and other contingencies. The plans expire on July 24, 2004, unless terminated earlier in accordance with their terms.  The plans were established during the Company’s most recent “trading window” under the Company’s trading policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2003

BOSTON PROPERTIES, INC.

/s/ Douglas T. Linde

	By:	Douglas T. Linde
Chief Financial Officer